UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

Airgas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(610) 687-5253

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in a Current Report on Form 8-K filed by Airgas, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 17, 2015, with L’Air Liquide, S.A., a société anonyme organized under the laws of France (“Air Liquide”), and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide (“Merger Sub”).

On May 23, 2016 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company continued its existence under Delaware law as the surviving company (the “Surviving Company”) in the Merger and an indirect wholly owned subsidiary of Air Liquide.

Item 1.02. Termination of a Material Definitive Agreement

On May 23, 2016, in connection with the Merger, the Company terminated that certain Second Amended and Restated Credit Agreement, dated as of November 18, 2014 (the “Credit Agreement”), among the Company, the subsidiary borrowers referred to therein, Bank of America, N.A. as administrative agent and the lenders party thereto. The Company will pay an aggregate amount of approximately $71.5 million in satisfaction of all of its outstanding obligations under the Credit Agreement. Such amount will not include any material prepayment penalties or break fees.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, on the Closing Date, Air Liquide completed its previously announced acquisition of the Company. As a result of the Merger, the Company became an indirect wholly owned subsidiary of Air Liquide. At the Effective Time, by virtue of the Merger and without any action on the part of Air Liquide, the Company, Merger Sub, the holder of any shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) or the holder of any shares of common stock of Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company in treasury or by any of its subsidiaries and shares held by Air Liquide or any of its subsidiaries (including Merger Sub) immediately prior to the Effective Time and any Dissenting Shares (as defined in the Merger Agreement)) was automatically converted into the right to receive $143.00 in cash (the “Merger Consideration”).

As of the Effective Time, each option to purchase shares of Company Common Stock granted pursuant to the Company Second Amended and Restated 2006 Equity Incentive Plan, the Company 1997 Directors’ Stock Option Plan (as amended through August 4, 2004) and the Company 1997 Stock Option Plan, as amended (effective May 15, 1997, and as amended through May 7, 2002) or otherwise granted to an employee or other individual service provider for compensatory purposes that is outstanding immediately prior to the Effective Time (each such option, a “Company Option”), whether vested or unvested, was cancelled by virtue of the Merger and without any action on the part of the holder thereof, in consideration for the right to receive a cash payment with respect thereto equal to the product of (1) the number of shares of Company Common Stock subject to such Company Option as of the Effective Time and (2) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of the Effective Time.

As of the Effective Time, notional investments in Company Common Stock under the Company Deferred Compensation Plan II and the Company Deferred Compensation Plan (each, a “Company Deferred Compensation Plan”) were converted into notional investments in cash based on a price per share of Company Common Stock equal to the Merger Consideration, and such notional cash was deemed reinvested in other available investment funds under the applicable Company Deferred Compensation Plan as determined by the “Committee” (as defined in each Company Deferred Compensation Plan) including, if so determined by the Committee, in accordance with the directions of affected participants in the Company Deferred Compensation Plans.

Prior to the Effective Time, the Company Board of Directors, pursuant to the Merger Agreement, has caused the option period of the Company’s Employee Stock Purchase Plan (the “ESPP”) as of the date of the Merger Agreement to be the final option period under the ESPP and all outstanding purchase rights under the ESPP have been exercised or terminated. No participant in the ESPP has received any rights in respect of the ESPP and options thereunder other than as provided in the Merger Agreement.

The aggregate amount of Merger Consideration payable in the Merger was approximately $10.4 billion, without giving effect to related transaction fees and expenses. The funds used to consummate the Merger were provided by Air Liquide from the proceeds of a Bridge Term Loan Facility Agreement, dated as of December 17, 2015, between Air Liquide Finance, S.A., a société anonyme organized under the laws of France and a wholly owned subsidiary of Air Liquide, as borrower, Air Liquide, as guarantor, the other financial institutions party thereto, and BNP Paribas, as Agent.

The foregoing summary description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 19, 2015 and which is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated, and requested that the trading of Company Common Stock on NYSE be suspended prior to market open on the Closing Date. In addition, the Company requested that NYSE file with the SEC a notification of removal from listing on Form 25 to delist the Company Common Stock from NYSE and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Closing Date, in accordance with the Company’s request, NYSE filed the Form 25 with the SEC. The Company intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Company Common Stock.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon consummation of the Merger, Merger Sub merged with and into the Company. At such time, the separate corporate existence of Merger Sub ceased, and the Company continued its existence under Delaware law as the Surviving Company.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

In connection with the Merger, each of the following directors of the Company resigned and ceased to be a director of the Company upon the Effective Time: Peter McCausland, John C. van Roden, Jr., John P. Clancey, James W. Hovey, Richard C. Ill, Ted B. Miller, Jr., Michael L. Molinini, Paula A. Sneed, David M. Stout, Lee M. Thomas, and Ellen C. Wolf.

Pursuant to the Merger Agreement, upon the Effective Time, the following directors of Merger Sub became directors of the Surviving Company: Pierre Dufour, Michael J. Graff, Jerome Pelletan, and François Darchis. In addition, immediately following the Effective Time, Michael L. Molinini was re-appointed to the board of directors of the Company.

Departure and Appointment of Certain Officers

In addition, in connection with the Merger, Peter McCausland ceased to serve as Executive Chairman of the Company. He will be entitled to receive certain severance payments and benefits pursuant to his change of control agreement and the Company’s severance plan, which have been previously described by the Company, in connection with his departure.

Following the Effective Time, the officers of the Company are as follows: Pierre Dufour (Chairman of the Board), Michael J. Graff (Vice Chairman of the Board), Michael L. Molinini (Interim Chief Executive Officer), Robert M. McLaughlin (Senior Vice President and Chief Financial Officer), Andrew R. Cichocki (Chief Operating Officer), Robert A. Dougherty (Senior Vice President and Chief Information Officer), Robert H. Young, Jr. (Senior Vice President, General Counsel and Secretary), Thomas M. Smyth (Vice President, Controller), James E. Cook (Vice President, Tax), Joseph C. Sullivan (Vice President, Treasurer) and Kevin M. Feeney (Assistant Secretary).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time and subject to the requirements set forth in the Merger Agreement, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time and subject to the requirements set forth in the Merger Agreement, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 23, 2016, the Company and Air Liquide issued a joint press release announcing the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of November 17, 2015, by and among Airgas, Inc., L’Air Liquide, S.A. and AL Acquisition Corporation (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Airgas, Inc. with the SEC on November 19, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Airgas, Inc.

3.2	Amended and Restated Bylaws of Airgas, Inc.

99.1	Joint Press Release of Airgas, Inc. and L’Air Liquide, S.A., dated May 23, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.
(Registrant)

Date: May 23, 2016	By:	/s/ Robert H. Young, Jr.
	Name:	Robert H. Young, Jr.
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 17, 2015, by and among Airgas, Inc., L’Air Liquide, S.A. and AL Acquisition Corporation (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Airgas, Inc. with the SEC on November 19, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Airgas, Inc.

3.2	Amended and Restated Bylaws of Airgas, Inc.

99.1	Joint Press Release of Airgas, Inc. and L’Air Liquide, S.A., dated May 23, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.